Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Dynex Capital, Inc.
Glen Allen, Virginia

We hereby consent to the incorporation by reference in this Registration Statement on Form S-
8 of our reports dated March 5, 2018, relating to the consolidated financial statements and the effectiveness of Dynex Capital, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

/s/ BDO USA, LLP

May 16, 2018